                                                                    Exhibit 99.2

                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION
                               825 State Street
                          Ogdensburg, New York  13669
                                (315) 393-4340


                     NOTICE OF SPECIAL MEETING OF MEMBERS

     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Ogdensburg Federal Savings and Loan Association (the "Association") will be held at the offices of the Association, 825 State Street, Ogdensburg, New York, on _________, 1998 at __:__ _.m. Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon the adoption of a Plan of Conversion providing for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Converted Association") as a wholly owned subsidiary of Peoples Bankcorp, Inc., a newly organized New York corporation formed by the Association for the purpose of becoming the holding company for the Association, and the related transactions provided for in such plan, including the adoption of an amended Federal Stock Charter and Bylaws for the Converted Association pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision.

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Association at the close of business on _________, 1998, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                Sheila M. Shaver
                                Secretary
______________, 1998
Ogdensburg, New York



                       ---------------------------------

          YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                   GLOSSARY

Association                             Ogdensburg Federal Savings and Loan
                                        Association converting from mutual to
                                        stock form, in its mutual form and
                                        the federally chartered stock savings
                                        and loan association resulting from
                                        the Association's conversion from
                                        mutual to stock form

Company                                 The corporation named Peoples
                                        Bankcorp, Inc. formed by the
                                        Association to serve as its holding
                                        company after the Conversion

Community Offering                      The offering of shares of the common
                                        stock to the general public
                                        concurrently with or after
                                        commencement of the Subscription
                                        Offering, giving preference to
                                        natural persons and trusts of natural
                                        persons (including individual
                                        retirement and Keogh retirement
                                        accounts and personal trusts in which
                                        such natural persons have substantial
                                        interests) who are permanent
                                        residents of the Association's Local
                                        Community

Conversion                              Conversion of the Association from
                                        mutual to stock form, the issuance of
                                        the Association's outstanding common
                                        stock to the Company and the issuance
                                        of the Company's outstanding common
                                        stock to purchasers in the
                                        Subscription Offering and, if any,
                                        the Community Offering and/or
                                        Syndicated Offering

Eligible Account Holders                Holders of savings accounts at the
                                        Association with balances of at least
                                        $50.00 as of June 30, 1997

ESOP                                    Employee Stock Ownership Plan to be
                                        implemented by the Company in the
                                        Conversion

Estimated Valuation Range               Range of valuation from 15% below to
                                        15% above the independent appraisal
                                        of our estimated pro forma market
                                        value, which was $1,500,000 as of
                                        September 4, 1998

FDIC                                    Federal Deposit Insurance Corporation

Feldman                                 Feldman Financial Advisors, Inc., the
                                        firm we engaged to prepare the
                                        appraisal of our estimated pro forma
                                        market value in the Conversion

Local Community                         The county where our offices are
                                        located -- St. Lawrence County, New
                                        York

Other Members                           Depositor and borrower members of the
                                        Association as of ______ __, 1998.

OTS                                     Office of Thrift Supervision of the
                                        United States Department of the
                                        Treasury

SEC                                     Securities and Exchange Commission

Subscription Offering                   The offering of  shares of the common
                                        stock to Eligible Account Holders,
                                        the ESOP, Supplemental Eligible
                                        Account Holders and Other Members

Supplemental Eligible Account           Holders of savings accounts at the
Holders                                 Association with balances of at least
                                        $50.00 as of September 30, 1998


Syndicated Offering                     If any, the offering of shares of the
                                        common stock to the general public
                                        after the Subscription and Community
                                        Offerings in a syndicated offering by
                                        selected dealers

Trident Securities                      Trident Securities, Inc., the firm we
                                        engaged to advise and assist us in
                                        the marketing of the common stock and
                                        the conduct of the Subscription
                                        Offering and, if any, the Community
                                        Offering and/or Syndicated Offering

                             QUESTIONS AND ANSWERS

     Set forth below are answers to frequently asked questions about the procedures for voting on the Plan of Conversion and related matters. For additional information about the Conversion, please refer to the more detailed information contained in this proxy statement and the accompanying prospectus. For assistance, please contact the Stock Information Center at (315) ___-____.

About Voting "For" the Plan of Conversion

1. Am I eligible to vote at the Special Meeting of Members to be held to consider the Plan of Conversion?

          You are eligible to vote at the Special Meeting of Members to be held on _________, 1998 if you were a depositor or borrower of Ogdensburg Federal Savings at the close of business on the Voting Record Date (_______, 1998) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

2.        How many votes do I have?

          As an account holder of ours, you have one vote for each $100, or fraction thereof, on deposit in your account(s) with us. Each borrower member may cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

3. If I vote "against" the Plan of Conversion and it is approved, will I be prohibited from buying stock during the Subscription Offering?

          No. Voting against the Plan of Conversion in no way restricts you from purchasing the common stock of our holding company in the Subscription Offering.

4. Did the Board of Directors of Ogdensburg Federal Savings and Loan Association unanimously adopt the Plan of Conversion?

          Yes. Our Board of Directors unanimously adopted the Plan of Conversion and urges that all members vote "FOR" approval of the Plan of Conversion.

5. What happens if Ogdensburg Federal Savings and Loan Association does not get enough votes to approve the Plan of Conversion?

          The Conversion would not take place, and we would remain a mutual savings association.

6. As a qualifying depositor or borrower of Ogdensburg Federal Savings and Loan Association, am I required to vote?

          No. However, failure to return your proxy card or otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

7.        What is a Proxy Card?

          A proxy card gives you the ability to vote without attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

          You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies related to the Conversion which were sent to you, will not be used to vote for approval of the Plan of Conversion, even if you do not execute another proxy or attend the Special Meeting and vote in person.

8.        How can I get further information concerning the stock offering?

          You may call the Stock Information Center at (315) ___-____ for further information or to request a copy of the prospectus, a Stock Order Form, a proxy statement or a proxy card.


     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY PEOPLES BANKCORP, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (315) ___-
____.

     THE SHARES OF PEOPLES BANKCORP BANCORP, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION
                               825 STATE STREET
                          OGDENSBURG, NEW YORK 81201
                                (315) 393-4340


                                PROXY STATEMENT

     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY OUR BOARD OF DIRECTORS FOR USE AT A SPECIAL MEETING OF OUR MEMBERS TO BE HELD ON __________, 1998 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.


                         PURPOSE OF MEETING -- SUMMARY

     A Special Meeting of Members (the "Special Meeting") of Ogdensburg Federal Savings and Loan Association (the "Association") will be held at the offices of the Association, 825 State Street, New York on _________, ___________, 1998, at __:__ _.m., local time, for the purpose of considering and voting upon a Plan of Conversion (the "Plan"), which was unanimously adopted by our Board of Directors and which, if approved by a majority of the total votes eligible to be cast by the members, will permit us to convert from a federal mutual savings and loan association to a federal stock savings and loan association as a wholly owned subsidiary of Peoples Bankcorp, Inc. (the "Company"), a New York corporation which we formed for the purpose of becoming our holding company. Our Conversion and the acquisition of us by the Company is referred to in this Proxy Statement as the "Conversion". The Conversion is contingent upon our members' approval of the Plan of Conversion at the Special Meeting or any adjournment of the Special Meeting.

     The Plan provides in part that after receiving final authorization from the Office of Thrift Supervision ("OTS"), the Company will offer for sale shares of its Common Stock through the issuance of nontransferable subscription rights, first to our depositors as of June 30, 1997, with $50.00 or more on deposit with us on that date ("Eligible Account Holders"), second to the Company's Employee Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of the Company, as defined in the Plan), third to our depositors with $50.00 or more on deposit with us on September 30, 1998, the last day of the calendar quarter preceding approval of the Plan by the OTS ("Supplemental Eligible Account Holders"), and fourth to other members, i.e., our depositors and borrower members, other than Eligible Account Holders and Supplemental Eligible Account Holders on ___________, 1998 ("Other Members") (the "Subscription Offering"). Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category, with the exception that any shares of Common Stock sold in excess of the high end of the estimated value range as established in an independent appraisal, as discussed below, may be first sold to the ESOP. The Company may offer any shares remaining after the Subscription Offering to certain members of the general public in a community offering (the "Community Offering"). In the Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of our local community, St. Lawrence County, New York (the "Local Community"). Any shares of Common Stock not purchased in the Subscription and Community Offerings may be sold as part of a community offering on a best efforts basis by a selling group of selected broker-dealers to be managed by Trident Securities, Inc. (the "Syndicated
Community Offering").   The aggregate price of the Common Stock to be issued by
the Company under the Plan is currently estimated to be between $1,275,000 and $1,983,750, subject to adjustment, as determined by an independent appraisal of our estimated pro forma market value as converted and as a wholly owned subsidiary of the Company. See "The Conversion -- Stock Pricing and Number of Shares to be Issued" in the accompanying Prospectus.

     Adoption of our proposed Federal Stock Charter and Bylaws is an integral part of the Plan. Copies of the Plan and the proposed Federal Stock Charter and Bylaws are attached to this Proxy Statement as exhibits. These documents provide, among other things, for the termination of voting rights of members and creation of their rights to receive any surplus remaining in the event of our liquidation. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account established for their benefit upon completion of the Conversion, will vest exclusively in the Company as the sole holder of our outstanding capital stock. For further information, see "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Association" in the accompanying Prospectus.


                   RECOMMENDATION OF THE BOARD OF DIRECTORS

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT
                                                                           ---
OBLIGATE ANY PERSON TO PURCHASE STOCK.

     The Conversion will be accomplished through adoption of a new Federal Stock Charter and Bylaws to authorize our issuance of capital stock to the Company. Under the Plan, up to 212,750 shares of the Common Stock, subject to adjustment, are being offered for sale by the Company. Upon completion of the Conversion, we will issue all of our newly issued shares of capital stock (100,000 shares) to the Company in exchange for at least 50% of the net proceeds of the Conversion. None of our assets will be distributed in order to effect the Conversion other than to pay expenses incident thereto.

     The net proceeds from the sale of Common Stock in the Conversion will substantially increase our capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of our business. The holding company structure will provide greater flexibility than we alone would have for diversification of business activities and geographic operations. We believe that this increased capital and operating flexibility will enable us to compete more effectively with other savings institutions and other types of financial service organizations. We also believe that the Conversion will enhance the future access of both ourselves and the Company to the capital markets.


                            PEOPLES BANKCORP, INC.

     The Company was formed as a New York corporation in September 1998 at our direction for the purpose of serving as our holding company after the Conversion. Prior to the Conversion, the Company has not engaged and is not expected to engage in any material operations. The Company has received the approval of the OTS to acquire control of us upon completion of the Conversion. Upon consummation of the Conversion, the only assets the Company is expected to own are the capital stock we will issue in connection with the Conversion, a note receivable from our ESOP and any proceeds from the offering the Company retains.

     As a holding company, the Company will have greater flexibility than we would have to diversify its business activities through the formation of subsidiaries or through acquisition. The Company will be classified as a unitary savings and loan holding company after the Conversion and will be required to comply with OTS regulations and be subject to examination.

     The Company's executive offices are located at 825 State Street, Ogdensburg, New York 13669 and its main telephone number is (315) 393-4340.

                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION

     We are a federal mutual savings and loan association operating through one office in Ogdensburg, New York. We were founded in 1888. We are a member of the FHLB System. Our deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") under the SAIF. At June 30, 1998, we had total assets of $24.2 million, total deposits of $22.4 million and total equity of $1.6 million.

     Our principal business consists of attracting deposits from the general public and originating residential mortgage loans. We also offer various types of consumer loans and a limited number of commercial real estate and commercial business loans.

     Our executive offices are located at 825 State Street, Ogdensburg, New York 81201, and its main telephone number is (315) 393-4340.


             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     Our Board of Directors has fixed the close of business on ________ ___, 1998 as the record date (the "Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. Under our current mutual charter, our members include all holders of deposit or other authorized accounts and certain of our borrowers. All members of record as of the close of business on the Voting Record Date who remain members until the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     At the Special Meeting each depositor member may cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her savings accounts with us as of the Voting Record Date. Each borrower member will be entitled to one vote in addition to the number of votes to which he or she is entitled as a depositor. No member may cast more than 1,000 votes.

     Approval of the Plan of Conversion to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of our members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _____ votes eligible to be cast, of which _____ votes constitute a majority.

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by us will be voted in accordance with the instructions indicated on the proxies by the members giving such proxies. If no contrary instructions are given, proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters by the proxy holders named therein as directed by our Board of Directors. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts with us, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person. You have the right to revoke your proxy at any time before the voting at the Special Meeting by delivering either written notice or a duly executed proxy bearing a later date to the Secretary of Ogdensburg Federal Savings and Loan Association. The Secretary must receive this written notice or the later-dated proxy prior to the Special Meeting or any adjournment thereof. You may also revoke your proxy by attending the Special Meeting and voting in person.

     FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING OR TO ATTEND THE SPECIAL MEETING IN ORDER TO VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     Proxies may be solicited by our officers, directors or other employees, in person, by telephone or through other forms of communication. Such persons will be reimbursed by us only for their expenses incurred in connection with such solicitation.

     The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.


                       DESCRIPTION OF THE PLAN CONVERSION

     THE OTS HAS APPROVED THE PLAN SUBJECT TO THE PLAN'S APPROVAL BY OUR MEMBERS AT A SPECIAL MEETING OF MEMBERS, AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

GENERAL

     On July 23, 1998, our board of directors adopted a plan of conversion, pursuant to which we will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and become a wholly owned subsidiary of the Company. The conversion will include adoption of the proposed Federal Stock Charter and Bylaws which will authorize the issuance of capital stock by us. Under the Plan, our capital stock is being sold to the Company and the common stock of the Company is being offered to our customers and then to the public.

     The OTS has approved the Company's application to become a savings and loan holding company and to acquire all of our capital stock to be issued in the conversion. Pursuant to such OTS approval, the Company plans to retain a portion of the net proceeds from the sale of shares of common stock and to use the remainder to purchase all of the capital stock we will issue in the conversion.

     The shares are first being offered in a Subscription Offering to holders of subscription rights. To the extent shares of common stock remain available after the Subscription Offering, we may offer shares of common stock in a Community Offering. The Community Offering, if any, may begin anytime subsequent to the beginning of the Subscription Offering. Shares not subscribed for in the Subscription and Community Offerings may be offered for sale by the Company in a Syndicated Community Offering. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the Community and Syndicated Community Offering.

     We must sell common stock in an amount equal to our pro forma market value as a stock savings institution in order for the conversion to become effective. We must complete the Community Offering within 45 days after the last day of the Subscription Offering, unless we extend such period and obtain the approval of the OTS to do so. The Plan provides that the conversion must be completed within 24 months after the date of the approval of the Plan by our members.

     In the event that we are unable to complete the sale of common stock and effect the conversion within 45 days after the end of the Subscription Offering, we may request an extension of the period by the OTS. We cannot assure you that the extension would be granted if requested, nor can we assure you that our valuation would not substantially change during any such extension. If the Estimated Valuation Range of the shares must be amended, we cannot assure that the OTS would approve such amended Estimated Valuation Range. Therefore, it is possible that if the conversion cannot be completed within the requisite period of time, we may not be permitted to complete the conversion. A substantial delay caused by an extension of the period may also significantly increase the expense of the conversion. We cannot sell any shares of common stock unless the Plan is approved by our members.

    The completion of the offering is subject to market conditions and other factors beyond our control. We cannot give you any assurances as to the length of time following approval of the Plan at the meeting of our members that will be required to complete the Community Offering or other sale of the shares being offered in the conversion. If we experience delays, our estimated pro forma market value upon conversion could change significantly, together with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. In the event we terminate the conversion, we would be required to charge all conversion expenses against current income and promptly return any funds collected by us in the offering to each potential investor, plus interest at the prescribed rate.

EFFECTS OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION

     VOTING RIGHTS. Currently in our mutual form, our depositor and borrower members have voting rights and may vote for the election of directors. Following the conversion, depositors and borrower members will cease to have voting rights.

     SAVINGS ACCOUNTS AND LOANS. The conversion will not affect the balances, terms and FDIC insurance coverage of savings accounts, nor will the amounts and terms of loans and obligations of the borrowers under their individual contractual arrangements with us be affected.

     TAX EFFECTS. We have received an opinion from our counsel, Housley Kantarian & Bronstein, P.C. on the material federal tax consequences of the conversion. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. The opinion provides, in part, that,: (i) the conversion will qualify as a reorganization under Section 368(a)(1)(F) of the Code, and we will not recognize any taxable gain in either our mutual form or our stock form as a result of the proposed conversion; (ii) we will not recognize any taxable gain upon the receipt of money from the Company for our stock, nor will the Company recognize any gain upon the receipt of money for the common stock; (iii) our assets in either our mutual or our stock form will have the same basis before and after the conversion; (iv) the holding period of our assets will include the period during which the assets were held by us in our mutual form prior to conversion; (v) no gain or loss will be recognized by the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members upon the issuance to them of withdrawable savings accounts in us in the stock form in the same dollar amount as their savings accounts in us in the mutual form plus an interest in the liquidation account of us in the stock form in exchange for their savings accounts in us in the mutual form; (vi) depositors will recognize gain or loss upon the receipt of liquidation rights and the receipt of subscription rights in the conversion, to the extent such liquidation rights and subscription rights are deemed to have value, as discussed below; (vii) the basis of each account holder's savings accounts in us after the conversion will be the same as the basis of his savings accounts in us prior to the conversion, decreased by the fair market value of the nontransferable subscription rights received and increased by the amount, if any, of gain recognized on the exchange; (viii) the basis of each account holder's interest in the liquidation account will be zero; and (ix) the holding period of the common stock acquired through the exercise of subscription rights shall begin on the date on which the subscription rights are exercised.

     With respect to the subscription rights, we have received an opinion of Feldman which, based on certain assumptions, concludes that the subscription rights to be received by Eligible Account Holders and other eligible subscribers do not have any economic value at the time of distribution or at the time the subscription rights are exercised, whether or not a public offering takes place. Such opinion is based on the fact that such rights are: (i) acquired by the recipients without payment therefor, (ii) non-transferable, (iii) of short duration, and (iv) afford the recipients the right only to purchase shares at a price equal to their estimated fair market value, which will be the same price at which shares for which no subscription right is received in the Subscription Offering will be offered in the Community Offering. If the subscription rights granted to Eligible Account Holders or other eligible subscribers are deemed to have an ascertainable value, receipt of such rights would be taxable only to those Eligible Account Holders or other eligible subscribers who exercise the subscription rights in an amount equal to such value (either as a capital gain or ordinary income), and we could recognize gain on such distribution.

     We are also subject to New York income taxes and have received an opinion from Silver & Silver that the conversion will be treated for New York state tax purposes similar to the conversion's treatment for federal tax purposes.

     Unlike a private letter ruling, the opinions of Housley Kantarian & Bronstein, P.C., Feldman and Silver & Silver have no binding effect or official status, and we cannot give you any assurance that a court would sustain the conclusions reached in any of those opinions if contested by the IRS or the New York tax authorities. WE ENCOURAGE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, AND OTHER MEMBERS TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES IN THE EVENT THE SUBSCRIPTION RIGHTS ARE DEEMED TO HAVE AN ASCERTAINABLE VALUE.

    LIQUIDATION ACCOUNT. In the unlikely event of our complete liquidation in our present mutual form, each depositor is entitled to equal distribution of any of our assets, pro rata to the value of his accounts, remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit accounts was to the total value of all deposit accounts in us at the time of liquidation.

     Upon a complete liquidation after the conversion, each depositor would have a claim, as a creditor, of the same general priority as the claims of all other general creditors of ours. Therefore, except as described below, a depositor's claim would be solely in the amount of the balance in his deposit account plus accrued interest. A depositor would not have an interest in the residual value of our assets above that amount if any.

     The Plan provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our net worth as reflected in the latest statement of financial condition in the Prospectus. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he continues to maintain his deposit account with us, would be entitled on a complete liquidation of us after conversion, to an interest in the liquidation account prior to any payment to stockholders. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in us on the qualifying date, June 30, 1997. Each Supplemental Eligible Account Holder would have a similar interest as of the qualifying date, September 30, 1998. The interest as to each deposit account would be in the same proportion of the total liquidation account as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such qualifying dates. However, if the amount in the deposit account on any annual closing date of ours is less than the amount in such account on the respective qualifying dates, then the interest in this special liquidation account would be reduced from time to time by an amount proportionate to any such reduction, and the interest would cease to exist if such deposit account were closed. The interest in the special liquidation account will never be increased despite any increase in the related deposit account after the respective qualifying dates.

    No merger, consolidation, purchase of bulk assets with assumptions of savings accounts and other liabilities, or similar transactions with another insured institution in which transaction we, in our converted form, are not the surviving institution shall be considered a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

RESTRICTIONS ON SALES AND PURCHASES OF SHARES BY DIRECTORS AND OFFICERS

    Shares purchased by directors and officers of the Company may not be sold for one year following completion of the conversion. An exception to this rule is a disposition of shares in the event of the death of the director or officer. Any shares issued to directors and officers as a stock dividend, stock split, or otherwise with respect to restricted stock shall be subject to the same restrictions.

    For three years following the conversion, directors and officers may purchase shares only through a registered broker or dealer. Exceptions are available only if the OTS has approved the purchase or the purchase is an arm's length transaction and involves more than one percent of the outstanding shares.

INTERPRETATION AND AMENDMENT OF THE PLAN

    We are authorized to interpret and amend the Plan. Our interpretations are final. Amendments to the Plan after the receipt of member approval will not need further member approval unless required by the OTS.

CONDITIONS AND TERMINATION

    Completion of the conversion requires (i) the approval of the Plan by the affirmative vote of not less than a majority of the total number of votes eligible to be cast by our members; and (ii) completion of the sale of shares within 24 months following approval of the Plan by our members. If these conditions are not satisfied, the Plan will be terminated and we will continue our business in the mutual form of organization. We may terminate the Plan at any time prior to the meeting of members to vote on the Plan or at any time thereafter with the approval of the OTS.

OTHER

    All statements made in this document are hereby qualified by the contents of the plan of conversion, the material terms of which are set forth herein. The plan of conversion is attached to the Proxy Statement. Copies of the Plan are available from us and we should be consulted for further information. Adoption of the Plan by our members authorizes us to interpret, amend or terminate the Plan.


                               CHARTER AND BYLAWS

    The following is a summary of certain provisions of the Charter and Bylaws which will become effective upon our conversion into a federally chartered stock savings bank. Complete copies of the Stock Charter and Bylaws are attached as Exhibits B and C to this Proxy Statement.

    In stock form, we will be authorized to issue 3,000,000 shares of common stock, $1.00 par value per share. Our common stock will not be insured by the FDIC. All of our outstanding common stock will be owned by the Company. Accordingly, exclusive voting rights with respect to our affairs after the Conversion will be vested in the Company's Board of Directors.

    Our Charter provides that the number of directors shall be not fewer than five or more than 15, with the exact number to be fixed in the Bylaws. The proposed Stock Bylaws provide that the number directors shall be five.
Directors will serve for terms of three years and the terms of directors will be staggered so that approximately one-third of the Board is elected each year.

    In addition to the common stock, we will be authorized to issue 500,000 shares of serial preferred stock, $1.00 par value per share. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

    Neither the Stock Charter nor the Bylaws provide for indemnification of officers and directors. However, we will be required by OTS regulations (as we currently are) to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reasons of the performance of their official duties. Indemnification may be made to any such person only if final judgment on the merits is in his favor or, in case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of our directors determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in our best interest or the best interest of our stockholders. If a majority of our directors concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.


                               HOW TO ORDER STOCK

    The accompanying prospectus contains information about our business and financial condition of the and additional information about the Conversion and the Subscription Offering and the Community Offering. Enclosed is a Stock Order Form you must use to purchase for stock. You are not obligated to purchase stock and voting to approve the Conversion will not obligate you to purchase for stock.

    All Subscription Rights are nontransferable and will expire if you do not exercise them by returning the accompanying Stock Order Form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account with us) for all shares for which subscription is made to the Company by __:__ _.m., Eastern Time, on ________ ___, 1998, unless extended by us. A postage-paid reply envelope is provided for this purpose. If not all of the shares are subscribed for in the Subscription Offering by our members, the remaining shares may be offered to the general public in the Community Offering with preference given to natural persons and trusts of natural persons who reside in St. Lawrence County, New York.

    THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS LIMITED IN ITS SCOPE TO USE IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO VOTE ON THE PLAN OF CONVERSION. IT IS NOT INTENDED FOR USE IN THE OFFERING OF THE COMMON STOCK. SUCH OFFERING IS MADE ONLY BY THE ACCOMPANYING PROSPECTUS.


                             ADDITIONAL INFORMATION

    The information contained in the accompanying prospectus includes a more detailed description of the Plan of Conversion and is intended to help you evaluate the Conversion.

    All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying prospectus carefully.

    YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

    THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE ACCOMPANYING PROSPECTUS.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Sheila M. Shaver
                                        Secretary
______________, 1998
Ogdensburg, New York

                                                                       EXHIBIT A

                 OGDENSBURG FEDERAL SAVINGS & LOAN ASSOCIATION
                              OGDENSBURG, NEW YORK

                               PLAN OF CONVERSION
                       FROM MUTUAL TO STOCK ORGANIZATION


I.   GENERAL.

     On July 23, 1998, the Board of Directors of Ogdensburg Federal Savings & Loan Association, Ogdensburg, New York (the "Association"), after careful study and consideration, adopted this Plan of Conversion from Mutual to Stock Organization (the "Plan"), whereby the Association will convert from a federal mutual savings association to a federal capital stock savings association (the "Converted Association") as a wholly owned subsidiary of a Holding Company to be formed at the direction of the Association (the "Conversion").

     The Conversion is subject to regulations of the Director of the Office of Thrift Supervision of the United States Department of the Treasury ("OTS") pursuant to Section 5(i) of the Home Owners' Loan Act and Part 563b of the Rules and Regulations Applicable to All Savings Associations.

     The Plan is subject to the prior written approval of the OTS and must be adopted by the affirmative vote of at least a majority of the total outstanding votes of the Members of the Association. Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to the Association's Eligible Account Holders of record as of June 30, 1997, second to the Association's Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Association's application to convert to stock form and fourth to Other Members of the Association. Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered by the Association to the general public in a Community Offering. Shares remaining, if any, may then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Association and will reflect the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company.

     It is the desire of the Board of Directors to attract new capital to the Converted Association to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion. In addition, the Board of Directors currently intends to implement stock option plans and other stock benefit plans subsequent to the Conversion to better attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Converted Association as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Association to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Association as a result of the Conversion.

II.  DEFINITIONS.

     Acting in Concert:  The term "Acting in Concert" means (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person (as defined by 12 C.F.R. (S)563b.2(a)(26)) who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any Tax-Qualified

Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means (i) any corporation or organization (other than the Association, the Holding Company or a majority-owned subsidiary of the Association or the Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a "Tax-Qualified Employee Stock Benefit Plan," as defined herein; and
(iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Association or the Holding Company, or any of their subsidiaries.

     Association:  The term "Association" means Ogdensburg Federal Savings &
     -----------
Loan Association, either in its present form as a federal mutual savings association or in its future form as a federal mutual savings association in the event of the amendment of its federal mutual charter and bylaws to substantially conform with the current regulatory model federal mutual savings association charter and bylaws.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     -------------
shares of stock of the Converted Association.

     Community Offering:  The term "Community Offering" means the offering of
     ------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or after commencement of the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Association's Local Community.

     Conversion:  The term "Conversion" means (i) the amendment of the
     ----------
Association's federal mutual charter and bylaws to authorize issuance of shares of Capital Stock by the Converted Association and to conform to the requirements of a federal capital stock savings association under the laws of the United States and applicable regula tions; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Association to be issued in the Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     ----------------
stock to be issued and sold by the Holding Company pursuant to the Plan.

     Converted Association:  The term "Converted Association" means Ogdensburg
     ---------------------
Federal Savings & Loan Association in its form as a federal capital stock savings association resulting from the conversion of the Association to the stock form of organization in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on June 30, 1997.

     Eligible Account Holder:  The term "Eligible Account Holder" means each
     -----------------------
holder of one or more Qualifying Deposits in the Association on the Eligibility Record Date.

     Holding Company:  The term "Holding Company" means a corporation to be
     ---------------
incorporated by the Association under state law for the purpose of becoming a holding company for the Converted Association through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ---------------------
independent of the Association, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Association to prepare an appraisal of the pro forma market value of the Converted Association, as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the county or counties
     ---------------
in which the Association's office or offices are located.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     ------
member of the Association under its federal mutual charter and bylaws prior to the Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     -------
Company or the Association (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     OTS:  The term "OTS" means the Office of Thrift Supervision of the United
     ---
States Department of the Treasury or any successor agency having jurisdiction over the Conversion.

     Plan:  The term "Plan" means this Plan of Conversion under which the
     ----
Association will convert from a federal mutual savings association to a federal capital stock savings association as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or amended in accordance with the terms hereof.

     Qualifying Deposit:  The term "Qualifying Deposit" means each savings
     ------------------
balance in any Savings Account in the Association as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1, or such other form as may be appropriate, and any amendments thereto, filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, includes any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Community Offering. The Association may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters should be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Association.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ---------------
in the Association.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ---
successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ---------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ---------------------
of shares of Conversion Stock to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     Subscription and Community Prospectus:  The term "Subscription and
     -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     -------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the OTS.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means each holder of one or more Qualifying Deposits in the Association (other than Officers and directors of the Association and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Association or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the require ments to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Association to determine Members of the Association entitled to vote at the Special Meeting.

III. STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR APPROVAL.

     Prior to submission of the Plan to its Members for approval, the Association must receive approval from the OTS of an Application for Approval of Conversion on Form AC, which includes the Plan to convert to the stock form of organization (the "Application"). The following steps must be taken prior to such regulatory approval:

          A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

          B. Promptly after adoption of the Plan by the Board of Directors, the Association shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office and/or by mailing a letter to each of its Members.

          C. A press release relating to the proposed Conversion may be submitted to the local media.

          D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection by Members at each office of the Association.

          E. The Association shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

          F. The Association shall submit or cause to be submitted the Application to the OTS. The Holding Company shall submit or cause to be submitted an Application H-(e)1 or Application H-(e)1-S to the OTS and the Registration Statement to the SEC. Upon receipt of advice from the regulatory authorities that the Application has been received and is in the prescribed form, the Association shall publish a "Notice of Filing of an Application for Conversion to a Stock Savings Association" in a newspaper of general circulation, as referred to in Paragraph III.B. herein. The Association also shall prominently display a copy of such notice in each of its offices. The Holding Company shall publish notice of the filing of the Application H-(e)1 or H-(e)1-S in accordance with applicable regulations.

          G. The Association shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in a taxable reorganization for federal income tax purposes to the Association. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

          H. The Plan shall be submitted to a vote of the Members at the Special Meeting after approval by the OTS.

IV.  MEETING OF MEMBERS.

     Following receipt of approval of the Plan by the OTS, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Association's bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the OTS. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Association will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Association's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI. below. The Association will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription and Community Offerings are not held concurrently with the proxy solicitation.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be promptly notified of the actions of the Members at the Special Meeting.

V.   SUMMARY PROXY STATEMENT.

     The Proxy Statement to be furnished to Members may be in summary form, provided that a statement is made in boldface type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the OTS, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same.
The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription and Community Offerings are commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  OFFERING DOCUMENTS.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Association's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Association by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Association shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder, written notice of the commencement of the Subscription Offering which shall state that the Association is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved by the OTS. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII. CONSUMMATION OF CONVERSION.

     The date of consummation of the Conversion will be the effective date of the amendment of the Association's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Association's federal mutual charter to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings Association will be declared effective by the OTS, and the amended bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Association will become a wholly owned subsidiary of the Holding Company. The Converted Association will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Association in the Conversion, and the Holding Company will make payment to the Converted Association of at least 50 percent of the aggregate net proceeds realized by the

Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

VIII.  STOCK OFFERING.

     A.   General.
          -------

          The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Conversion as provided below.

     B.   Independent Evaluation and Purchase Price of Shares.
          ---------------------------------------------------

          All shares of Conversion Stock sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Conversion will be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Association and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Association.

          Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Association and the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Converted Association, as a subsidiary of the Holding Company. If such confirmation is not received, the Association may cancel the Subscription and Community Offerings and/or any other offering, extend the Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

     C.   Subscription Offering.
          ---------------------

          Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefits Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than

     25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

     1.  Category No. 1:  Eligible Account Holders.

               a. Each Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $50,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Converted Association in each case on the Eligibility Record Date.

               b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Association and their Associates based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Subscription Category.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

                    (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                    (II) Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits, as compared to the total aggregate Qualifying Deposits of all subscribing Eligible Account Holders.

     2.  Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

               a. Tax-Qualified Employee Stock Benefit Plans of the Converted Association shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Conversion.

               b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Conversion Stock sold in excess of the high end of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

     3.  Category No. 3:  Supplemental Eligible Account Holders.

               a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to OTS approval, then each Supplemental Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $50,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental

          Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

               c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

               d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                    (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                    (II) Any shares of Conversion Stock not allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total aggregate Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

     4.   Category No. 4:  Other Members.

               a. Each Other Member, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $50,000 or one-tenth of one percent of the total offering of shares of Conversion Stock.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a reasonable basis as determined by the Board of Directors.

               Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Association will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

     D.  Community Offering.
         ------------------

               1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

               2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

               3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

     E.  Other Offering.
         --------------

               In the event a Community Offering does not appear feasible, the Association will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Association may terminate the Conversion with the concurrence of the OTS.


     F.   Limitations Upon Purchases of Shares of Conversion Stock.
          --------------------------------------------------------

          The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

               1. No Person may purchase fewer than 25 shares of Conversion Stock in the Conversion, to the extent such shares are available.

               2. Purchases of Conversion Stock in the Community Offering by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $50,000 of Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

               3. Officers and directors of the Association and the Holding Company, and Associates thereof, may not purchase in the aggregate more than 35% of the shares of Conversion Stock issued in the Conversion, or such greater amount as may be permitted under applicable legal limits.

               4. Directors of the Holding Company and the Association shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Association or any of their subsidiaries.

               5. Purchases of shares of Conversion Stock in the Conversion by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $100,000 of Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

          Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Association may increase or decrease any of the purchase limitations set forth herein at any time. Under current regulatory authority, the Boards of Directors of the Holding Company and the Association may, in their discretion, increase the maximum purchase limitations in the Subscription Offering and/or, if applicable, the Community Offering or other offering up to 9.99%, provided that orders for shares exceeding 5% of the shares to be issued in the Conversion shall not exceed, in the aggregate, 10% of the shares to be issued in the Conversion. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Association shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

          Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.   Restrictions on and Other Characteristics of Stock Being Sold.
          -------------------------------------------------------------

          1. Transferability.
             ---------------

               Except as provided in Paragraph XIII. below, Conversion Stock purchased by persons other than directors and Officers of the Association and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold for a period of one year from the date of Conversion except for any sale of such shares (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities.

               The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

               "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

               In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

          2.   Repurchase and Dividend Rights.
               ------------------------------

               Pursuant to present regulations, except as otherwise permitted by the OTS, the Holding Company may not, for a period of three years from the date of Conversion, repurchase Holding Company Stock from any person, with the exception of (i) repurchases on a pro rata basis pursuant to offers approved by the OTS and made to all stockholders,
          (ii) repurchases of qualifying shares of directors or, (iii) unless prohibited by the OTS, repurchases of shares to fund employee stock benefit plans of the Holding Company or the Association. Upon 10 days' written notification to the OTS Regional Director for the Converted Association and the Chief Counsel of the Corporate and Securities Division of the OTS, however, the Holding Company may make open market repurchases of outstanding Holding Company Stock, provided that (i) such Regional Director and Chief Counsel do not object based on a determination that (a) the repurchases would materially adversely affect the financial condition of the Converted Association, (b) the information submitted by the Converted Association is insufficient upon which to base a conclusion as to whether the Converted Association's financial condition would be materially adversely affected, or (c) the Converted Association does not demonstrate a valid purpose for the repurchases. Except as otherwise permitted by the OTS, (i) no repurchases may occur in the first year following the Conversion; (ii) any repurchases in the second and third years following the Conversion must be part of an open-market stock repurchase program that allows no more than five percent (5%) of the outstanding Holding Company Stock to be purchased during any 12 month period; and (iii) any repurchases within the first three years following the Conversion must not cause the Converted Association to become "undercapitalized," as defined pursuant to 12 C.F.R. (S)565.4 or a successor regulation.

               Present regulations also provide that the Converted Association may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Association below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Rules and Regulations of the OTS, or other applicable regulations.

               The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion.

          3.   Voting Rights.
               -------------

               After Conversion, holders of Savings Accounts and obligors on loans will not have voting rights in the Converted Association. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, and the Holding Company will have exclusive voting rights with respect to the Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of stock owned by said stockholder.

          4.   Purchases by Officers, Directors and Associates Following
               ---------------------------------------------------------
               Conversion.
               ----------

               Without the prior approval of the OTS, Officers and directors of the Converted Association and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to Officers or directors may be made without OTS permission or the use of a broker or dealer.

     H.   Mailing of Offering Materials and Collation of Subscriptions.
          ------------------------------------------------------------

          The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

          The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Association. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Association or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

          The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Association with the approval of the OTS.

     I.   Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Association or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Association; provided, however, that payments by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Association concurrently with the completion of the Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's Savings Account for the purchase amount. The Association shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Conversion is completed or terminated. The Association shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Association to charge its Savings Account, the funds will remain in the subscriber's Savings Account and will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Association will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order From, and in the case of an employee stock ownership plan, together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Conversion.

     J.   Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form (i) is not delivered and is returned to the Holding Company or the Association by the United States Postal Service (or the Holding Company or the Association is unable to locate the addressee);
     (ii) is not received by the Holding Company or the Association, or is received by the Holding Company or the Association after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Association may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Association may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and the Association's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

     K.   Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Association or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

     L.   Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Association and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.  CHARTER AND BYLAWS.

     As part of the Conversion, a federal stock charter and bylaws will be adopted to authorize the Converted Association to operate as a federal capital stock savings association. By approving the Plan, the Members of the Association will thereby approve amending the Association's existing federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws. Prior to completion of the Conversion, the proposed federal stock charter and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XIV. below. The effective date of the amendment of the Association's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

X.   REGISTRATION AND MARKET MAKING.

     In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

XI.  STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION.

     All Savings Accounts in the Association will retain the same status after Conversion as these accounts had prior to Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Association shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Association, equal in dollar amount and on the same terms and conditions as in effect prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage. All loans shall retain the same status after Conversion as these loans had prior to Conversion. After Conversion, holders of Savings Accounts and obligors on loans of the Association will not have voting rights in the Converted Association. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock issued by the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Association's Capital Stock.

XII. LIQUIDATION ACCOUNT.

     After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Association. However, pursuant to applicable regulations, the Association shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to its regulatory capital as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Association.

     The Liquidation Account shall be maintained by the Converted Association subsequent to Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Association. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of
(i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Association (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the Federal Deposit Insurance Corporation shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XIII.  RESTRICTIONS ON ACQUISITION OF HOLDING COMPANY.

          A. Present regulations provide that for a period of three years following completion of the Conversion, no person (i.e., an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Association, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the OTS, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

          B. The Holding Company may provide in its Articles of Incorporation a provision that, for a period of five years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Association. The Holding Company may provide in its Articles of Incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XIV. INTERPRETATION AND AMENDMENT OR TERMINATION OF THE PLAN.

     The Association's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Association's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Association and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Association's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Association's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

     In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to the completion of the Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the OTS or any successor agency prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

     By adoption of the Plan, the Association's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XV.  EXPENSES OF THE CONVERSION.

     The Holding Company and the Association will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVI. CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

     The Holding Company and the Converted Association may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Association to fail to meet its then-applicable regulatory capital requirements.

                                                                       EXHIBIT B

                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION

                             FEDERAL STOCK CHARTER


     SECTION 1. CORPORATE TITLE. The full corporate title of the association is Ogdensburg Federal Savings and Loan Association (the "association").

     SECTION 2. OFFICE. The home office shall be located at 825 State Street, in the City of Ogdensburg, in the State of New York.

     SECTION 3.  DURATION.  The duration of the association is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the association is to pursue any or all of the lawful objectives of a Federal association chartered under Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of capital stock that the association has the authority to issue is 3,500,000, of which 3,000,000 shall be common stock of par value of $1.00 per share and of which 500,000 shares shall be serial preferred stock of par value of $3,000,000 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the association, shall be conclusive. In the case of a stock dividend, that part of the retained earnings of the association that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the association or in connection with the conversion of the association from the mutual to the stock form of capitalization, no shares of capital stock (including shares issued upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the association if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation.

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of the common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the association available for distribution remaining after: (i) payment or provision for payment of the association's debts and liabilities;
(ii) distributions or provisions for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series;

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the association;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the association shall file with the Secretary to the Office a dated copy of that supplementary section of this charter established and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the association shall not be entitled to preemptive rights with respect to any shares of the association which may be issued.

     SECTION 7. DIRECTORS. The association shall be under the direction of a board of directors. The authorized number of directors, as stated in the association's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 8. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the association, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

     SECTION 9. LIQUIDATION ACCOUNT. Pursuant to the requirements of the Office's regulations (12 C.F.R. Subchapter D), the association shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1995 and September 30, 1997 ("eligible savers"). In the event of a complete liquidation of the association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the association's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible
                                                  --------
savers' inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the association's shareholders.



Attest:______________________________   By:_____________________________________
       Secretary                           Robert E. Wilson
       Ogdensburg Federal Savings and      President and Chief Executive Officer
       Loan Association                    Ogdensburg Federal Savings and Loan
                                           Association


Attest:______________________________   By:_____________________________________
       Secretary                           Director of the Office of Thrift
       Office of Thrift Supervision        Supervision



Effective Date:  _________________________.

                                                                       EXHIBIT C

                                     BYLAWS

                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION


                            ARTICLE I - HOME OFFICES

     The home office of the association shall be 826 State Street, in the County of St. Lawrence, in the State of New York.


                           ARTICLE II - SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the association or at such other convenient place as the board of directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the association for the election of directors and for the transaction of any other business of the association shall be held annually within 150 days after the end of the association's fiscal year on the 31st of December if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at __:__ p.m. or at such other date and time within such 150-day period as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the association addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the association shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each.
This list of shareholders shall be kept on file at the home office of the association and shall be subject to inspection by any shareholder of record or any shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S) 552.6(d) of the Office's regulations as now or hereafter in effect.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may perform such acts as required by paragraphs (a) and (b) of Rule 14a-7 of the General Rules and Regulations under the Securities Exchange Act of 1934, as may be duly requested in writing, with respect to any matter which may be properly considered at a meeting of shareholders, by any shareholder who is entitled to vote on such matter and who shall defray the reasonable expenses to be incurred by the association in performance of the act or acts required.

     SECTION 8. QUORUM. A majority of the outstanding shares of the association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal
of enough shareholders to constitute less than a quorum.    If a quorum is
present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the association to the contrary, at any meeting of the shareholders of the association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES OF CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her either in person or by proxy, without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Association if no other instructions are received. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is con tained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 13. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the association at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the association shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2.  NUMBER AND TERM.  The board of directors shall consist of five
(5) members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a telephone conference or similar communication device through which all persons participating can hear each other at the same time. Participation by such shall constitute presence in person for all purposes.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the association's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the association receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors.
Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the association who is present at a meeting of the board of directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the association otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as it may determine to be necessary or appropriate for the conduct of the business of the association and may prescribe the duties, constitution, and procedures thereof.


                             ARTICLE V - OFFICERS

     SECTION 1. POSITIONS. The officers of the association shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.


              ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the association. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the association shall be signed by one or more officers, employees, or agents of the association in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. DEPOSITS. All funds of the association not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositories as the board of directors may select.


           ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the association shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the association. All certificates surrendered to the association for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the association as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the association shall be deemed by the association to be the owner for all purposes.


                          ARTICLE VIII - FISCAL YEAR

     The fiscal year of the association shall end on the 31st day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

     Subject to the terms of the association's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the association may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

     The board of directors shall provide an association seal which shall be two concentric circles between which shall be the name of the association. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority of the authorized board of directors, or by a majority of the votes cast by the shareholders of the association at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the association fails to meet its quorum requirement solely due to vacancies on the board, then the affirmative vote of the majority of the sitting board will be required to amend the bylaws.

                                REVOCABLE PROXY

               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                OGDENSBURG FEDERAL SAVINGS AND LOAN ASSOCIATION

                        FOR A SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON ____________, 1998)


     The undersigned member of Ogdensburg Federal Savings and Loan Association (the "Association") hereby appoints _______________, _______________ and
_______________ or any one of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the under signed may be entitled to cast at the Special Meeting of Members (the "Meeting") of Ogdensburg Federal Savings and Loan Association to be held at the offices of the Association, 825 State Street, Ogdensburg, New York, on _________, ___________, 1998, at __:__ _.m., local time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                                FOR   AGAINST
                                                                ---   -------
  Adoption of the Plan of Conversion, providing for the
  conversion of the Association from a federally chartered
  mutual savings and loan association to a federally chartered stock savings and loan association (the "Converted
  Association"), as a wholly owned subsidiary of Peoples
  Bankcorp, Inc., and the related transactions provided for in such plan, including the adoption of an amended Charter and
  Bylaws for the Converted Association.
                                                                [_]       [_]

  In their discretion, on any other matters that may lawfully come before the meeting.



NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                    THIS PROXY WILL BE VOTED FOR THE PLAN IF
                            NO CHOICE IS MADE HEREON



     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of Ogdensburg Federal Savings and Loan Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

     The undersigned acknowledges receipt of a Notice of Special Meeting of the Members of Ogdensburg Federal Savings and Loan Association to be held on __________, 1998, a Proxy Statement dated __________, 1998 and a Prospectus dated __________, 1998 prior to the execution of this Proxy.



                                  -------------------------------------------
                                                   Date



                                  -------------------------------------------
                                                  Signature



                               Note: Only one signature is required in the
                                     case of a joint account.